Exhibit 10.11

                        AMENDMENT FOUR TO LEASE AGREEMENT


         THIS AMENDMENT FOUR TO LEASE AGREEMENT (this "Amendment"), made and entered into as of the 27th day of March, 1998, by and between RBC CORPORATION ("Landlord") and BUSINESS TELECOM, INC. (referred to in the Lease (defined below) as Business Telecommunication, Inc. ("Tenant");

                                WITNESSETH THAT:

         WHEREAS, Landlord and Tenant entered into that certain Lease dated May 13, 1994, as amended by that certain Amendment One to Lease Agreement dated as of March 1, 1995 (the "First Amendment"), as further amended by that certain Amendment Two to Lease Agreement dated November 30, 1995 (the "Second Amendment") and letter agreement of even date therewith (the "Modified Option"), as further amended by that certain Amendment Three to Lease Agreement dated May 15, 1997 (the "Third Amendment") (the Lease, the First Amendment, the Second Amendment, the Modified Option and the Third Amendment being collectively hereinafter referred to as the "Lease") for certain premises consisting of approximately 81,887 rentable square feet of office space (the "Demised Premises") in the building at 4300 Six Forks Road, Raleigh, North Carolina (the "Building");

         WHEREAS, Landlord has agreed to lease additional premises to Tenant and Tenant has agreed to lease such additional premises from Landlord; and

         WHEREAS, Landlord and Tenant desire to evidence such expansion of the Demised Premises and to amend certain other terms and conditions of the Lease and evidence their agreements and other matters by means of this Amendment;

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties hereto do hereby agree as follows:

         1. Paragraph 3 of the Third Amendment provides that Tenant shall vacate and return to Landlord approximately 8,912 rentable square feet of space on the second floor and being more particularly described therein as the "Released Space" (and referred to in this Amendment as the "Expansion Space") as of January 1, 1998 (the "Effective Date"). As of the Effective Date, Paragraph 3 of the Third Amendment shall be deleted from the Lease and Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord the Expansion Space upon the following terms and conditions:

                  a. The Expansion Space shall be added as part of the Demised Premises for all purposes, except as otherwise expressly provided herein, as of the Effective Date. Annual Minimum Rent and additional rent with respect to the Expansion Space shall commence as provided in Section 1(e) below.. The Base Amount and Tax Base Amount applicable to the Expansion Space shall be those amounts currently in place for the balance of the Demised Premises (excluding the first floor area).
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                  b.       All references in this Lease for purposes of
                           determining Tenant's percentage of the Building shall include the Expansion Space for purposes of calculating such percentage or pro rata portion. As of the Effective Date, the Demised Premises shall contain 90,799 rentable square feet of space.

                  c. Annual Minimum Rent with respect to the Expansion Space only shall be $19.50 per rentable square foot commencing as provided in Section 1(e) below, subject to escalations as set forth in the Lease; provided, however, that in place of all Annual Minimum Rent (Base Rent) increase limitations of any nature otherwise set forth in the Lease, Annual Minimum Rent for the Expansion Space shall not be increased by more than six percent (6%) per annum calculated on an annual basis from the previous year; and provided further, that the increases in Annual Minimum Rent for the Expansion Space to go into effect as of January 1 of each calendar year shall be calculated based on the percentage increases in the Index (using the Index for December of the year immediately prior to each January 1 as the numerator and the Index for December of 1997 as the denominator) applied only to $14.66, which is the $19.50 Annual Minimum Rent less the Base Amount ($3.85) and Tax Base Amount ($0.99) applicable to the Expansion Space, multiplied times the rentable square feet in the Expansion Space.

                  d. Tenant hereby accepts the Expansion Space "AS IS" and acknowledges and agrees Landlord shall have no obligation to construct any tenant improvements in the Expansion Space or make any alterations or additions thereto.

                  e. Irrespective of the Effective Date for the Expansion Space, Tenant shall be entitled to four (4) months free rent, with obligations as to Annual Minimum Rent and additional rent to commence as of May 1, 1998.

                  f. Landlord shall deliver to Tenant within five (5) days from the full execution of this Amendment the sum of $166,990.44 representing sums due Tenant with respect to the Expansion Space after adjustments agreed upon by Landlord and Tenant.

         2.       Landlord and Tenant agree that the escalations called for by
                  Section 9, Note 3 of Schedule I (Revised March 1, 1995) attached to the First Amendment establishes Annual Minimum Rent for the Demised Premises (excluding portions located on the First Floor and Second Floor) at $17.49 per rentable square foot effective January 1, 1998. No escalations are applicable to those portions of the Demised Premises located on the First Floor or the Expansion Space for calendar year 1998. For 1999 and future years, Landlord shall notify Tenant in writing of all escalations in Annual Minimum Rent for all portions of the Demised Premises by no later than April 15 of the applicable year. In the event of any failure to so notify Tenant, Landlord shall not be entitled to recover any escalation in Annual Minimum Rent for any month prior to the first full month after the escalation notice is actually given in writing by

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                  Landlord to Tenant.

         3. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

         4. This Amendment represents the entire agreement between the parties hereto. Landlord and Tenant agree that there are no collateral or oral agreements or understandings between them with respect to the Demised Premises or the Building. This Amendment supersedes all prior negotiations, agreements, letters or other statements with respect to the Expansion Space.

         5. Simultaneously with the execution of this Amendment, the parties shall execute the attached Memorandum of Lease and cause the same to promptly be recorded with the Wake County, North Carolina Register of Deeds.

         EXCEPT AS expressly amended and modified hereby, the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same. To the extent of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall control.

         IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment as of the day and year first above written.

TENANT:                                     LANDLORD:

BUSINESS TELECOM,  INC.                     RBC CORPORATION
(referred to in the Lease as Business
 Telecommunications, Inc.)


By:__________________________________       By:_________________________________
  Title:_____________________________         Title:____________________________




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                        SECOND FLOOR PAYMENT ADJUSTMENTS



 $ 225,000.00        Agreed Adjustment for second floor

($  48,503.43)       Pass Through Amounts and/or Base Rent Increases not timely billed

($  57,928.00)       Four Months Free Rent (8,912 x $19.50 ) 12 x 4)

 $  48,421.87 (1)    Refund for Rent Paid

 $ 166,990.44 (2)    Net Due BTI
============

(1) Rent paid for January, February, March and April on the 8,912 square foot Expansion Space by Tenant (8,912 x 16.30 ) 12 x 4) being refunded.

(2) Landlord agrees that $6,420.16 representing an interest dispute regarding the First Floor Upfit, may be applied to after hours HVAC charges.